UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 7, 2010

HEELYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33182	75-2880496
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File No.)	Identification No.)

3200 Belmeade Drive, Suite 100, Carrollton, Texas 75006

(Address of principal executive offices and zip code)

(214) 390-1831

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 to the Current Report on Form 8-K of Heelys, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) on June 7, 2010 is furnished to disclose that (a) Mr. Craig D. Storey, the new Senior Vice President and Chief Financial Officer of the Company, will additionally serve as the Company’s Chief Operating Officer, Treasurer, Assistant Secretary and Vice President - Compliance (b) the Company has agreed to certain terms with respect to Mr. Storey’s employment, and (c) the Company has entered into an Indemnification Agreement with Mr. Storey.  The Current Report on Form 8-K of the Company filed on June 7, 2010 is hereby incorporated by reference.

Item  5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, the Company has engaged Mr. Craig D. Storey to act as its new Senior Vice President and Chief Financial Officer.  Mr. Storey, age 42, served as Chief Executive Officer and Chief Financial Officer of Sprig Toys, Inc., a preschool toy line manufacturer, from October 2007 to March 2010. From April 1995 to October 2007, he held several positions, most recently as the Chief Accounting Officer and U.S. Vice President of Finance and Operations from March 2002 to October 2007, of Radica Games, Ltd., a handheld electronic game manufacturer which was acquired by Mattel in October 2006.

In addition to serving as Senior Vice President and Chief Financial Officer of the Company, Mr. Storey will serve as the Chief Operating Officer, Treasurer, Assistant Secretary and Vice President - Compliance of the Company.

By letter dated June 2, 2010, the Company has agreed to pay Mr. Storey an annualized base salary of $200,000.  In addition, Mr. Storey will be granted options exercisable into 50,000 shares of common stock, subject to approval by the Compensation Committee of the Board of Directors of the Company (or by the Board of Directors of the Company) and will be eligible, in the discretion of the Compensation Committee of the Board of Directors of the Company (or by the Board of Directors of the Company), for additional grants of stock options or restricted stock units under the Heelys, Inc. 2006 Stock Incentive Plan, as amended and restated.  Mr. Storey will also receive benefits comparable to other officers of the Company.  Mr. Storey will receive severance payments for a period of six months if he is dismissed without cause.  If the Company dismisses Mr. Storey in connection with a change of control of the Company occurring in the first year of Mr. Storey’s employment, Mr. Storey will receive severance payments equal to one year of his annual salary then in effect at the time of his dismissal, and if the Company dismisses Mr. Storey in connection with a change of control of the Company occurring in the second and third years of Mr. Storey’s employment, he will receive severance payments equal to six months of his annual salary then in effect at the time of his dismissal.

On June 7, 2010, the Company entered into an Indemnification Agreement with Mr. Storey, in the same form that the Company has entered into with its other directors and officers, containing provisions that will require the Company to indemnify Mr. Storey against liabilities that may arise by reason of his status or service as an officer, other than liabilities arising from willful misconduct of a culpable nature, to advance him expenses incurred as a result of any proceeding against him as to which he could be indemnified, and to obtain directors’ and officers’ insurance if available on reasonable terms.  The description of the Indemnification Agreement is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, a copy of which is filed as an Exhibit to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 1, 2006.

Item 9.01                Financial Statements and Exhibits.

(d)                                                         Exhibits.

10.1                           Form of Indemnification Agreement entered into by the Company with each of its directors and officers (incorporated by reference to Exhibit 10.18 to the Company’s Registration Statement on Form S-1 filed on September 1, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Heelys, Inc.

Date: June 23, 2010	By:	/s/ Thomas C. Hansen
Thomas C. Hansen
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Form of Indemnification Agreement entered into by the Company with each of its directors and officers (incorporated by reference to Exhibit 10.18 to the Company’s Registration Statement on Form S-1 filed on September 1, 2006).